UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2020

SUMMIT MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor
Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2020, in connection with the transition of the President and Chief Executive Officer of Summit Materials, Inc. (the “Company”) previously announced on July 21, 2020, the Board of Directors of the Company (the “Board”) approved, upon the recommendation of the Compensation Committee of the Board (the “Committee”), a one-time grant of special restricted stock unit (“RSU”) awards totaling 398,624 RSUs to members of the Company’s management team, including the following grants to named executive officers of the Company:

Name	Restricted Stock Units
Brian J. Harris Executive Vice President, Chief Financial Officer	26,656
Michael J. Brady Executive Vice President, Chief Business Development Officer	23,527
Anne Lee Benedict Executive Vice President, Chief Legal Officer, and Secretary	19,959

These restricted stock unit awards were granted under the Summit Materials, Inc. 2015 Omnibus Incentive Plan (the “2015 Omnibus Plan”) pursuant to a Form of Special Executive Restricted Stock Unit Award Notice and Agreement approved by the Board on July 30, 2020 following the approval of the Committee and the Committee’s recommendation that the Board approve such agreement. The restricted stock units will vest in equal installments on each of the first and second anniversaries of the applicable vesting date, subject to the grantee’s continued employment with the Company and its affiliates through such vesting dates. Unlike the standard form of award agreement typically used for grants of restricted stock unit awards to executive officers under the 2015 Omnibus Plan, these special RSU awards do not provide for pro-rata vesting as a result of a grantee’s termination of employment due to a constructive termination, nor do they provide for continued vesting upon a termination of employment due to the grantee’s retirement. Otherwise, the terms of the special RSU awards are substantially similar to those governing awards granted pursuant to the previously disclosed standard form of award agreement for executive officers under the 2015 Omnibus Plan.

The foregoing description of the special RSU awards is not complete and is qualified in its entirety by reference to the full text of the Form of Special Executive Restricted Stock Unit Award Notice and Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Special Executive Restricted Stock Unit Award Notice and Agreement.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2020

SUMMIT MATERIALS, INC.

By:	/s/ Anne Lee Benedict
Name:	Anne Lee Benedict
Title:	Executive Vice President, Chief Legal Officer, and Secretary